UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 19, 2017

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05    Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

On September 19, 2017 the Board of Directors of MVB Financial Corp. (the “Company”) approved amending the Company’s Code of Ethics for Senior Financial Officers, to be renamed the Code of Conduct (the “Code”) with the Code as amended to apply to all directors, officers and employees of the Company. Additionally, the Code was amended to, among other things, (i) establish a mechanism for enforcing the Code, (ii) prohibit retaliation against any director, officer or employee that reports a violation of the Code and (iii) incorporate a discretionary waiver provision. These amendments did not relate to or result in any waiver, explicit or implicit, of any provision of the Code. The amendments align the Code more closely with the requirements of the NASDAQ Listing Rules. The description of the Code contained in this Form 8-K is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

14.1Code of Conduct, approved September 19, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer
Date:  September 22, 2017

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

14.1	Code of Conduct, approved September 19, 2017	Filed herewith